Exhibit 99-a

Certifications Pursuant to 18 U.S.C. 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

I, Richard R. Roscitt, the Chief Executive Officer of ADC Telecommunications, Inc., hereby certify that:

1.                                       The quarterly report on form 10-Q of ADC Telecommunications, Inc. for the period ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc.

/s/ Richard R. Roscitt
Richard R. Roscitt
March 14, 2003

I, Robert E. Switz, the Chief Financial Officer of ADC Telecommunications, Inc., hereby certify that:

1.                                       The quarterly report on Form 10-Q of ADC Telecommunications, Inc. for the period ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc.

/s/ Robert E. Switz
Robert E. Switz
March 14, 2003